Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ibex Limited

Hamilton, Bermuda

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ibex Limited, of our report dated October 13, 2021, relating to the consolidated financial statements, which appears in Ibex Limited’s Annual Report on Form 20-F for the year ended June 30, 2021, which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

Reading, United Kingdom

March 2, 2022